Exhibit 10.8

ASSIGNMENT OF LICENSE AGREEMENT

This Assignment Agreement, effective as of March 15, 2016 (the “Effective Date”), is entered into between Tallikut Pharmaceuticals, Inc. (“Tallikut”), a corporation existing under the laws of Delaware, and Accelerated Pharma, Inc. (“API”), a corporation existing under the laws of Delaware.

WHEREAS, pursuant to that certain License Agreement between AnorMED Inc. (“AnorMED”) and NeoRx Corporation (“NeoRx”), dated April 2, 2004, as amended by that certain Amendment No. 1 to License Agreement, dated September 18, 2006, between AnorMED and Poniard Pharmaceuticals, Inc., as successor-in-interest to NeoRx (“Poniard”) (as amended, the “License Agreement,” a copy of which is attached hereto as Exhibit 1), Poniard obtained a license from AnorMED to certain patent rights, technical data, and information related to picoplatin (also referred to as AMD473) (the “AnorMED Patents”);

WHEREAS, Encarta, Inc. (“Encarta”) acquired all of Poniard’s right, title and interest in and to all assets related to picoplatin, including Poniard’s licensed rights to the AnorMED Patents, pursuant to that certain Assert Purchase Agreement between Poniard (assignment for the benefit of creditors), LLC and Encarta, dated June 20, 2013;

WHEREAS, Tallikut subsequently acquired Encarta, including its licensed rights to the AnorMED Patents;

WHEREAS, AnorMED, including its assets related to picoplatin, was acquired by Genzyme Corp., which was acquired by Sanofi;

WHEREAS, Tallikut sublicensed its licensed rights to the AnorMED Patents to API pursuant to that certain Exclusive License Agreement dated June 17, 2014; and

WHEREAS, Tallikut desires to assign the License Agreement, including its rights to the AnorMED Patents, to API;

NOW, THEREFORE, in consideration of the mutual covenants and promises herein contained, the parties hereto agree as follows.

Section 1.         Tallikut warrants and represents that the License Agreement is in full force and effect and is fully assignable. Tallikut further warrants and represents that rights in the License Agreement herein transferred are free of liens, encumbrances or adverse claims. The License Agreement has not been modified (except to the extent of the above-referenced amendment) and remains in effect pursuant to the terms contained therein. Tallikut hereby assigns its entire right, title, and interest in and to, and its obligations under, the License Agreement to API (the “Assignment”).

Section 2.         API hereby accepts the Assignment, and agrees to assume, perform, and comply with and to be bound by all of the terms, covenants, agreements, provisions, and conditions of the License Agreement as of the Effective Date.

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Section 3.         Tallikut shall remain bound by any payment obligations to AnorMED under the License Agreement relating to the period prior to the Effective Date, and Tallikut shall remain liable to AnorMED for any claims arising out of such rights prior to the Effective Date.

Section 4.         Tallikut hereby represents and warrants that it has the full right to convey the right, title, and interest herein assigned and that Tallikut has not executed and will not execute any agreement in conflict herewith.

Section 5.         Tallikut hereby represents and warrants that it has received the necessary consent to assign the License Agreement, as required under Section 19.1 of the License Agreement.

Section 6.         This Assignment Agreement and the obligations of Tallikut and API hereunder shall be binding upon and inure to the benefit of Tallikut and API and their respective successors and assigns, and may not be modified or amended in any manner other than by a written agreement signed by the party to be charged therewith. Tallikut and API agree to execute any and all other assignments, documents, certificates and other instruments as may at any time be deemed reasonably necessary to further evidence or consummate this Assignment Agreement.

IN WITNESS WHEREOF, the parties have executed this Assignment Agreement effective as of the Effective Date.

TALL1KUT P ARMACEUTICALS, INC.	ACCELERATED PHARMA INC.

By:	/s/ Fred Craves	By:	/s/ Michael Fonstein

Name:	Fred Craves	Name:	Michael Fonstein

Title:	Chairman of the Board	Title:	Chief Executive Officer

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